CLIFFORD L. NEUMAN, P.C.

Attorney at Law

TEMPLE-BOWRON HOUSE

1507 PINE STREET

BOULDER, COLORADO 80302

Telephone: (303) 449-2100

Facsimile: (303) 449-1045

E-mail: clneuman@neuman.com

March 28, 2012

Mr. Ray D. Reaves

FieldPoint Petroleum Corporation

1703 Edelweiss Drive

Cedar Park, TX 78613

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to FieldPoint Petroleum Corporation, a Colorado corporation (the “ Company ”), in connection with the Registration Statement on Form S-3 (the “ Registration Statement ”) under the Securities Act of 1933, as amended (the “ Securities Act ”) and the prospectus included therein (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date of this opinion letter. The Registration Statement relates to the Company’s offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of shares of up to 7,983,175 shares of Common Stock (the “Securities”) of the Company issuable upon exercise of an aggregate of 7,983,175 Warrants (“Warrants”) that have been distributed as a dividend to shareholders of record on March 23, 2012 (the “Record Date”) having an aggregate offering price of up to $31,932,700.

          The opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of: (1) the Registration Statement; (2) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (3) resolutions adopted by the Company’s Board of Directors pertaining to the Registration Statement, the Securities, and related matters; and (4) such certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of Colorado law and laws of the United States as we considered necessary or appropriate as a basis for the opinions expressed below.

          The law covered by our opinion is limited to the internal laws of the State of Colorado and laws of the United States that, in our experience, typically are applicable to transactions of the nature contemplated by the Registration Statement (excluding, however, the laws of any counties, cities, towns, municipalities, and special political subdivisions, and any agencies of the foregoing). We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

          The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.

          This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated below with respect to the issuance of the Securities.

          Based upon and subject to the foregoing and the additional qualifications, assumptions, and limitations set forth below, we are of the opinion that:

          1. With respect to the Securities, when the Securities have been issued and delivered against payment of their full purchase price upon exercise of the Warrants and in accordance with the applicable warrant agreement and the terms of the Registration Statement and the Prospectus, such Securities will be validly issued, fully paid and non-assessable and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLIFFORD L. NEUMAN, P.C.

By:

/s/ Clifford L. Neuman____

Clifford L. Neuman

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